                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-92041 on Form S-8 of World Wrestling Federation Entertainment, Inc. of our report dated June 20, 2000 (July 28, 2000 as to Note 18), appearing in this Annual Report on Form 10-K of World Wrestling Federation Entertainment, Inc. for the year ended April 30, 2000.


/s/  Deloitte & Touche LLP
Stamford, Connecticut
July 28, 2000